Exhibit 10.13

                                 LOAN AGREEMENT

                          Dated as of December 1, 2000


     Pursuant to this Loan Agreement (this "Agreement"), LEARNCOM, INC., an Illinois corporation (the "Borrower"), whose chief executive offices are located at 720 Industrial Drive, Bensenville, Illinois 60106, and THE DOERGE CAPITAL COLLATERALIZED BRIDGE FUND, L.P., a Delaware limited partnership (the "Lender"), with offices at 30 South Wacker Drive, Suite 2112, Chicago, Illinois 60606, agree as follows:

                                 SECTION 1 LOAN

     SECTION 1.1 LOAN. Subject to the terms and conditions of this Agreement, the Lender agrees to lend to the Borrower, and the Borrower agrees to borrow from the Lender, the sum of up to One Million and 00/100 Dollars ($1,000,000.00) (the "Loan") in four equal draws of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) or in such other amounts as the Borrower and the Lender shall mutually agree. Lender's commitment to lend under the Loan shall expire ninety (90) days from the date hereof. Subject to the foregoing, Borrower shall provide at least five Business Days' prior written notice to Lender of the date on which a draw under the Loan shall occur.

     SECTION 1.2 NOTE. The Loan shall be evidenced by a promissory note (the "Note"), substantially in the form of the note set forth in EXHIBIT A, dated the date hereof, payable to the order of the Lender, and in the original principal amount of the Loan.

     SECTION 1.3 FEES. Borrower shall pay Doerge Capital Management Fund, LLC ("DCM") a commitment fee of $50,000.00 (the "Commitment Fee"), a documentation fee of $15,000.00 (the "Documentation Fee") and a guarantee consideration fee of $15,000.00 (the "Consideration Fee") payable on the date of the closing of the Loan. The Commitment Fee, the Documentation Fee and the Consideration Fee are in addition to all interest and other sums payable to Lender and is deemed fully earned on the date hereof and non-refundable. Borrower also agrees to pay DCM a success fee of $20,000.00 (the "Success Fee") on the Maturity Date (as defined herein). Lender acknowledges receipt of $10,000.00 from Borrower to be applied against Lender's legal fees incurred in connection herewith.

     SECTION 1.4 PAYMENT OF LOAN. The outstanding principal amount of the Loan and all accrued and unpaid interest and other charges and fees due hereunder shall be payable in full on June 1, 2001 or such earlier date as the Loan shall be accelerated and become due and payable pursuant to Section 7.2 (the "Maturity Date"). Borrower agrees that in any action or proceeding instituted to collect or enforce collection of the Loan, the entries recorded on the books and records of the Lender shall be prima facie evidence of the unpaid principal balance of the Loan.

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                               SECTION 2 INTEREST

     SECTION 2.1 INTEREST. The unpaid principal amount of the Loan outstanding from time to time shall bear interest at the rate of sixteen percent (16%) per annum. Accrued interest on the Loan shall be due and payable on the first Business Day (as defiend herein) of each calendar month (to and including the Maturity Date) commencing January 2, 2001. If for any reason there remains outstanding and unpaid any principal due on the Loan after the Maturity Date, a late fee equal to 2% of the outstanding and unpaid principal (the "Late Fee") will become due and payable and will be added to the principal amount of the Loan. Interest after the Maturity Date shall accrue on the unpaid principal (including the Late Fee), accrued interest, fees and other amounts due hereunder or under related documents, both before and after the entry of any judgment, until paid in full, at a rate (the "Default Rate") equal to the lesser of twenty-four percent (24%) per annum or the maximum rate permitted by applicable law.

     SECTION 2.2 BASIS OF COMPUTATION. Interest shall be computed for the actual number of days elapsed on the basis of a year consisting of 360 days, including the date a drawing on the Loan is funded and excluding the date such drawing on the Loan or any portion thereof is paid or prepaid.

                       SECTION 3 PAYMENTS AND PREPAYMENTS

     SECTION 3.1 PAYMENTS. All payments and prepayments of principal, interest and fees on the Loan shall be deemed earned and shall be made on or before the day when due (or, if such day is not a Business Day, on the next succeeding Business Day) to Lender at its address set forth in the preamble above. "Business Day" shall mean any day on which American National Bank and Trust Company of Chicago is open for business in Chicago, Illinois. All payments of the obligations hereunder shall be made in immediately available funds to the Lender by 2:00 p.m. (Chicago time) on the date when due.

     SECTION 3.2 PREPAYMENT. Borrower may prepay the outstanding principal amount of the Loan in full, but not in part, at any time. If the Loan is prepaid or accelerated prior to the scheduled Maturity Date, Borrower shall pay on the date of prepayment or acceleration the entire outstanding principal amount of the Loan plus an amount equal to the interest that would otherwise have been payable pursuant to Section 2.1 if the Loan had remained outstanding until the scheduled Maturity Date and all other fees and expenses due hereunder.

                    SECTION 4 REPRESENTATIONS AND WARRANTIES

     To induce the Lender to make the Loan, the Borrower represents and warrants to the Lender as of the date hereof that:

     SECTION 4.1 ORGANIZATION. The Borrower is an Illinois corporation existing and in good standing under the laws of the State of Illinois, the Borrower is duly qualified, in good standing and authorized to do business in the State of Illinois and in each jurisdiction where,

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


because of the nature of its activities or properties, the failure to be so qualified would have a material adverse effect on the financial condition, continued operations or property of the Borrower. The Borrower has the corporate power and authority to own its properties and to carry on its business as now being conducted.

     SECTION 4.2 AUTHORIZATION; NO CONFLICT. The borrowing hereunder, the execution and delivery of the Note and the performance by the Borrower of its obligations under this Agreement, the Note and any other related documents are within the Borrower's corporate powers, have been authorized by all necessary corporate action, and do not and will not contravene or conflict with any provision of law or of the articles of incorporation of the Borrower, the by-laws of the Borrower or of any other material agreement binding upon the Borrower.

     SECTION 4.3 TAXES. Borrower has filed or caused to be filed all federal, state and local tax returns which, to the knowledge of the Borrower, are required to be filed, and have paid or have caused to be paid all taxes as shown on such returns or on any assessment received by them, to the extent that such taxes have become due (except for current taxes not delinquent and taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been provided on the books of the Borrower, and as to which no foreclosure, distraint, sale or similar proceedings have been commenced).

     SECTION 4.4 LIENS. None of the assets of the Borrower are subject to any mortgage, pledge, title retention lien, or other lien, encumbrance or security interest, except for liens relating to current taxes not delinquent or taxes being contested in good faith and by appropriate proceedings and liens and encumbrances listed on Schedule 4.4.

     SECTION 4.5 LITIGATION AND CONTINGENT LIABILITIES. To Borrower's knowledge, no litigation (including derivative actions), arbitration proceedings or governmental proceedings are pending or threatened against the Borrower or its subsidiaries which would (singly or in the aggregate), if adversely determined, have a material and adverse effect on the financial condition, continued operations or prospects of the Borrower or its subsidiaries.

     SECTION 4.6 COMPLIANCE WITH LAWS. The Borrower and its subsidiaries are in compliance with all applicable statutes, judicial or administrative orders, licenses, permits and governmental rules and regulations applicable to them, including (without limitation) environmental laws, the noncompliance with such laws is reasonably likely to have a material and adverse effect on the financial condition, operations or property of the Borrower or its subsidiaries.

     SECTION 4.7 VALIDITY AND BINDING NATURE. This Agreement is, and the Note and the related documents to which the Borrower is a party, when duly executed and delivered will be, legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except as such may be limited by bankruptcy, insolvency or other laws affecting creditor's rights and remedies.

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


     SECTION 4.8 SUBSIDIARIES. The Borrower's subsidiaries and parent are listed in Schedule 4.8 hereto.

     SECTION 4.9 INFORMATION. All information heretofore or contemporaneously herewith furnished by the Borrower to the Lender in writing for the purposes of or in connection with this Agreement or any transaction contemplated hereby is true and accurate in every material respect on the date as of which such information is dated and certified; and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading.

     SECTION 4.10 ADVERSE CONTRACTS. The Borrower is not a party to any agreement or instrument or subject to any charter or other corporate restriction or any limited liability company restriction, as applicable, nor is it subject to any judgment, decree or order of any court or governmental body, which could reasonably be expected to have a material and adverse effect on the business, assets, liabilities, financial condition or operations of the Borrower or on the ability of the Borrower to perform its obligations under this Agreement or the Note. The Borrower has not, nor with reasonable diligence should have had, knowledge of or notice that it is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any such agreement, instrument, restriction, judgment, decree or order.

     SECTION 4.11 REGULATION U. The Borrower is not engaged principally in, nor is one of the Borrower's important activities, the business of extending credit for the purpose of purchasing or carrying "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereinafter in effect.

     SECTION 4.12 FINANCIAL STATEMENTS. The Borrower's audited financial statements as at December 31, 1999 and its unaudited financial statements as at September 30, 2000, copies of which have been furnished to the Lender, have been prepared in conformity with generally accepted accounting principles applied on a basis consistent with that of the preceding fiscal year, and fairly present in all material respects the financial condition of the Borrower and any subsidiary as at such dates and the results of their operations for the respective periods then ended. Since September 30, 2000, no material, adverse change in the business, properties, assets, operations or conditions of the Borrower has occurred. There is no known contingent liability of the Borrower which is known to be in an amount in excess of $10,000.00 which is not reflected in such financial statements.

     SECTION 4.13 COMPENSATION PLANS. Borrower has paid, and shall continue to pay all amounts necessary to fund all present and future pension, profit sharing and deferred compensation plans in accordance with their terms, and Borrower has not and will not withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any such plan which could result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

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


                               SECTION 5 COVENANTS

     Until all obligations of the Borrower hereunder and under the Note are paid and fulfilled in full, the Borrower agrees that it shall comply with the following covenants, unless the Lender consents otherwise in writing:

     SECTION 5.1 CORPORATE EXISTENCE, MERGERS, ETC. The Borrower, its parent and its subsidiaries shall preserve and maintain their corporate existence, rights, franchises, licenses and privileges, and will not liquidate, dissolve, or merge, or consolidate with or into any other entity, or sell, lease, transfer or otherwise dispose of all or a substantial part of their assets. Borrower shall not amend, replace or otherwise modify its articles of incorporation or bylaws without the written consent of Lender.

     SECTION 5.2 REPORTS, CERTIFICATES AND OTHER INFORMATION. The Borrower shall furnish to the Lender:

     (a) INTERIM REPORTS. Within 30 days after the end of each calendar month of the Borrower, a copy of internally-prepared consolidated financial statements of the Borrower and its subsidiaries, consisting of (i) a balance sheet as at the close of such calendar month and (ii) a statement of earnings for such calendar month and for the period from the beginning of such fiscal year to the close of such calendar month, together with a certificate executed by an authorized officer of the Borrower certifying its compliance with the financial covenants specified in Section 5.9.

     (b) NOTICE OF DEFAULT. Borrower shall notify Lender promptly of the occurrence of any unmatured Event of Default, Event of Default, adverse litigation or material adverse change in its financial condition.

     (c) OTHER INFORMATION. From time to time, such other information, concerning the business, operations, affairs and/or financial affairs of the Borrower or its subsidiaries as the Lender may reasonably request including, but not limited to, budgets, sales projections, operating plans and other financial information..

     SECTION 5.3 INSPECTION. The Borrower, at its expense, shall permit the Lender and its agents at any time during normal business hours to inspect its properties and the properties of its subsidiaries and to inspect and make copies of their books and records.

     SECTION 5.4 INDEBTEDNESS, LIENS AND TAXES. The Borrower shall:

     (a) INDEBTEDNESS. Except with respect to the financing and acquisition of CRM Films, L.P. and VideoLearning Systems, Inc., as disclosed in Schedule 5.4(a), Schedule 5.4(g), Schedule 5.5, Schedule 5.10 and Schedule 7(f), not incur, permit to remain outstanding, assume or in any way become committed to incur indebtedness for borrowed money, except (i) indebtedness incurred hereunder and (ii) indebtedness existing on the date of this Agreement as shown on Schedule 5.4(a) and (iii) indebtedness incurred in the


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


     ordinary course of business, provided that indebtedness permitted under this clause (iii) shall not exceed $100,000 in the aggregate at any time. As long as the Loan remains outstanding, the Borrower hereby covenants not to incur any additional indebtedness from American National Bank and Trust Company of Chicago under that certain Loan and Security Agreement dated as of March 23, 1999 or under any other credit facility without the prior written consent of the Lender.

     (b) LIENS. Not create, suffer or permit to exist any lien or encumbrance of any kind or nature upon any of its assets, now or hereafter owned or acquired, or acquire or agree to acquire any property or assets of any character under any conditional sale agreement or other title retention agreement, but this subsection shall not be deemed to apply to: (i) liens of landlords, contractors, laborers or materialmen, tax liens, or liens securing performance or appeal bonds or other similar liens or charges arising out of the Borrower's business, provided that tax liens are removed before related taxes become delinquent and such other liens are promptly removed, in either case unless contested in good faith and by appropriate proceedings, and as to which adequate reserves shall have been established;
     (ii) liens (A) incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits, (B) to secure performance of statutory obligations, leases or contracts (other than for borrowed money) entered into in the ordinary course of business or (C) to secure obligations on surety or appeal bonds approved by Lender; (iii) easements, restrictions, conditions, zoning restrictions, rights-of-way, licenses and other similar charges and encumbrances and other minor defects or irregularities of title which do not, individually or in the aggregate, materially and adversely affect the rights or remedies of the Lender under this Agreement or any of the documents or instruments contemplated by or executed and delivered to the Lender in connection herewith; and (iv) liens listed on Schedule 5.4(b) hereto.

     (c) TAXES. Pay and discharge all taxes, assessments and governmental charges or levies imposed upon it, upon its income or profits or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims for labor, materials and supplies when due, except that no such tax, assessment, charge, levy or claim need be paid which is being contested in good faith by appropriate proceedings and as to which adequate reserves shall have been established, and as to which no foreclosure, distraint, sale or similar proceedings have commenced.

     (d) GUARANTIES. Except with respect to the financing and acquisition of CRM Films, L.P. and VideoLearning Systems, Inc., as disclosed in Schedule 5.4(a), Schedule 5.4(g), Schedule 5.5, Schedule 5.10 and Schedule 7(f), not assume, guarantee, indorse or otherwise become or be responsible in any manner (whether by agreement to purchase any obligations, stock, assets, goods or services, or to supply or advance any funds, assets, goods or services, or otherwise) with respect to the obligation of any other person or entity, except by the indorsement of negotiable instruments for deposit or collection in the ordinary course of business.

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


     SECTION 5.5 CAPITAL STRUCTURE AND DISTRIBUTIONS; BUSINESS. Except as identified on Schedule 5.5, Borrower shall not (i) purchase or redeem, or obligate itself to purchase or redeem, any capital stock of the Borrower of any class, issued and outstanding from time to time, or (ii) declare or pay any dividends or distributions on the outstanding capital stock of the Borrower. Except with respect to the financing and acquisition of CRM Films, L.P. and VideoLearning Systems, Inc., as disclosed in Schedule 5.4(a), Schedule 5.4(g),
Schedule 5.5, Schedule 5.10 and Schedule 7(f), Borrower shall not make any material change in its capital structure or in its business objectives, purposes or operations.

     SECTION 5.6 MAINTENANCE OF PROPERTIES. The Borrower and each subsidiary shall maintain, or cause to be maintained, in good repair, working order and condition, all their properties (whether owned or held under lease) to the extent used or useful for the conduct of the Borrower's and each subsidiary's business or operations, and from time to time make or cause to be made all needed and appropriate additions, betterments, repairs, renewals, replacements and improvements thereto, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

     SECTION 5.7 INSURANCE. The Borrower and each subsidiary shall maintain insurance in such amounts and against such risks as are usually carried by similar businesses conducting similar operations in similar areas.

     SECTION 5.8 USE OF PROCEEDS. All proceeds of the Loan shall be used solely for lawful business purposes. The proceeds from the Loan will be used as follows: (a) $250,000 is to be used as a down payment with regard to the acquisition of CRM Films, L.P.; (b) $170,000 will be used to pay interest and transaction fees on the Loan; (c) $150,000 is to be used with regard to the acquisition of VideoLearning Systems, Inc.; (d) $230,000 will be used for e-learning product development; and (e) $200,000 will be used for working capital. Borrower is not purchasing or carrying any "margin stock" (as defined in Regulation U of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Loan will be used to purchase or carry any "margin stock" or to extend credit to others for the purpose of purchasing or carrying any "margin stock."

     SECTION 5.9 FINANCIAL COVENANTS.

     (a) Debt Service Coverage Ratio. Borrower shall not permit the Debt Service Coverage Ratio to be less than 1.25:1.00 on the last day of each month through and including the date of termination of this Agreement.

     (b) Borrower shall attain at least 80% of each of the projections set forth in Schedule 5.9(d). Borrower shall test such projections monthly beginning on the last day of the month following Closing and on the last day of each month through and including the date of termination of this Agreement.

     SECTION 5.10 INVESTMENTS AND LOANS. Except with respect to the financing and acquisition of CRM Films, L.P. and VideoLearning Systems, Inc., as disclosed in Schedule


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


5.4(a), Schedule 5.4(g), Schedule 5.5, Schedule 5.10 and Schedule 7(f), the Borrower shall not make any loan, advance, extension of credit or capital contribution to, or purchase or otherwise acquire for a consideration, evidences of indebtedness, capital stock or other securities of any legal entity. Notwithstanding the foregoing, the Borrower may:

     (a)  purchase or otherwise acquire and own short-term money market items;

     (b) extend credit upon customary terms to their customers in the ordinary course of their business; and

     (c) extend credit to officers and employees in accordance with policies in effect on the date of this Agreement of which the Lender has been advised in writing and in the form of reasonable advances for travel and entertainment expenses.

     SECTION 5.11 KEY MAN LIFE INSURANCE. Keep and maintain at all times a key man life insurance policy on Lloyd Singer in an amount not less than $1,000,000, with Prudential Life Insurance.


                         SECTION 6 CONDITIONS OF LENDING

     The obligation of the Lender to make the Loans is subject to the following conditions precedent:

     SECTION 6.1 DOCUMENTATION. The Lender shall have received all of the following, each duly executed and dated the date of the Loan, in form and substance satisfactory to the Lender and its counsel, at the expense of the Borrower, and in such number of signed counterparts as the Lender may request (except for the Note, of which only the original shall be signed):

     (a) NOTE. The Note in the form attached hereto as EXHIBIT A, with appropriate insertions;

     (b) RESOLUTION. A copy of a resolution of the board of directors of the Borrower unanimously authorizing or ratifying the execution, delivery and performance, respectively, of this Agreement, the Note and the other documents provided for in this Agreement, certified by the secretary of the Borrower;

     (c) LEGAL OPINION. A legal opinion from counsel to the Borrower, in the form attached hereto as EXHIBIT B;

     (d) ORGANIZATIONAL DOCUMENTS. Certificate of Good Standing for Borrower, certified by the Illinois Secretary of State; a copy of the Articles of Incorporation, certified by the Illinois Secretary of State and the Secretary of Borrower; a copy of Borrower's By-Laws certified by the Secretary of Borrower, including all amendments thereto; and an

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


     incumbency certificate certified by the Secretary of Borrower showing specimen signatures for all officers of Borrower executing any documents evidencing, securing or related to the Loan;

     (e) WARRANT; A warrant executed by the parent of the Borrower in favor of the Lender to purchase 15,000,000 shares of common stock of the parent of the Borrower in the form of EXHIBIT C hereto;

     (f) SECURITY AGREEMENT. A Security Agreement in the form of EXHIBIT D hereto executed by Borrower and the documents required to be delivered to Lender thereunder;

     (g) DEBT AND LIEN SUBORDINATION AGREEMENT. A Debt and Lien Subordination Agreement between Lender and American National Bank and Trust Company of Chicago in form and substance acceptable to Lender;

     (h) SOLVENCY CERTIFICATE. A solvency certificate in form and substance acceptable to Lender executed by the Borrower's chief financial officer;

     (i) EVIDENCE OF INSURANCE. Evidence of property, liability and business insurance in form and substance acceptable to Lender;

     (j) FINANCING STATEMENTS. Financing statements regarding all Collateral (as defined in the Security Agreement), duly executed by the Borrower as debtor in a form acceptable to Lender and filed in any and all offices and jurisdictions deemed appropriate by Lender in Lender's sole discretion;

     (k) UCC. Uniform Commercial Code, tax lien, bankruptcy and judgment searches concerning Borrower from all offices and jurisdictions deemed appropriate by Lender in Lender's sole discretion; and

     (l) ASSIGNMENT OF KEY MAN INSURANCE. An assignment of Key Man Life Insurance Policies maintained by the Borrower pursuant to an Assignment of Life Insurance in form and substance acceptable to Lender.

     (m) MISCELLANEOUS. Such other documents and certificates as the Lender may request.

     SECTION 6.2   REPRESENTATIONS AND WARRANTIES; NO DEFAULT.

     (a) REPRESENTATIONS AND WARRANTIES. At the date of each draw under the Loan and on the date of funding such draw the Borrower's representations and warranties set forth herein shall be true and correct as at such date with the same effect as though those representations and warranties had been made on and as at such date.

     (b) NO DEFAULT. At the time of each draw under the Loan, and immediately after giving effect to such draw, the Borrower shall be in compliance with all the terms and provisions


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


set forth herein on its part to be observed or performed, and no Event of Default or unmatured Event of Default shall have occurred and be continuing at the time of such draw, or would result from the making of such draw.

     Each request for a draw under the Loan shall be an automatic warranty and representation by Borrower to Lender that the conditions in this Section 6.2 have been satisfied.

                                SECTION 7 DEFAULT

     SECTION 7.1 EVENTS OF DEFAULT. Each of the following occurrences is hereby defined as an "Event of Default":

     (a) NONPAYMENT. The Borrower shall fail to make any payment of principal, interest or other amounts payable hereunder or under the Note when due and payable; or

     (b) DEFAULT UNDER RELATED DOCUMENTS. Any default shall occur or continue under the Note or any instrument, document or agreement delivered to Lender in connection herewith and such default or event of default continues unremedied for a period of thirty (30) days or any such instrument, document, note or agreement shall not be, or shall cease to be, enforceable in accordance with its terms; or

     (c) WARRANTIES. Any representation, warranty, schedule, certificate, financial statement, report, notice or other writing furnished by or on behalf of the Borrower to the Lender is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified; or

     (d) NONCOMPLIANCE WITH THIS AGREEMENT. The Borrower or any of its subsidiaries shall fail to comply with any provision hereof, which failure does not otherwise constitute an Event of Default, and such failure shall continue for thirty (30) days after notice thereof to the Borrower by the Lender or any other holder of the Note; or

     (e) OTHER DEBT. Any other indebtedness for money borrowed in excess of $25,000, for which Borrower or any subsidiary of Borrower is liable, whether as principal obligor, guarantor, or otherwise, whether to Lender or any other person, is not paid at its stated maturity or is declared or otherwise becomes due and payable prior to its stated maturity; or

     (f) MERGERS, RESTRUCTURE, CHANGE OF OWNERSHIP. Borrower shall merge into, consolidate with or into, or sell, assign, lease or otherwise dispose of (whether in one transaction or a series of transactions) all or substantially all of its assets to (whether now owned or hereafter acquired) any person or entity; or, except with respect to the financing and acquisition of CRM Films, L.P. and VideoLearning Systems, Inc., as disclosed in Schedule 5.4(a), Schedule 5.4(g), Schedule 5.5, Schedule 5.10 and Schedule 7(f), Borrower shall sell, issue, or agree to sell or issue, any capital stock or options of Borrower, or purchase capital stock or options, except under such circumstances as will, in the opinion of Lender, not result in a material adverse change in the financial or business condition of Borrower; or

     (g) CHANGE IN CONTROL. Any person or entity presently not in control of the Borrower shall obtain control directly or indirectly of the Borrower, whether by purchase or gift of capital shares or assets, by contract, or otherwise; or

     (h) ERISA. Any reportable event shall occur under the Employee Retirement Income Security Act of 1974, as amended, in respect of any employee benefit plan maintained for employees of the Borrower; or

     (i) LITIGATION. Any suit, action or other proceeding (judicial or administrative) shall be commenced against the Borrower, or with respect to any assets of the Borrower, which is reasonably likely to have a material and adverse effect on the future operations of the Borrower and such proceeding continues undismissed for thirty days after the commencement thereof; or a final judgment or settlement in excess of $25,000 in excess of insurance shall be entered in, or agreed to in respect of, any such suit, action or proceeding; or

     (j) BANKRUPTCY, ETC. Any bankruptcy, insolvency, reorganization, arrangement, readjustment, liquidation, dissolution, or similar proceeding, domestic or foreign, is instituted by or, if not dismissed within 45 days of being instituted, against the Borrower or any subsidiary, or the Borrower or any subsidiary shall take any step toward, or to authorize, or in furtherance of, such a proceeding; or

     (k) INSOLVENCY. The Borrower or any subsidiary shall become insolvent, generally shall fail or be unable to pay its debts as they mature, shall admit in writing its inability to pay its debts as they mature, shall make a general assignment for the benefit of its creditors, shall enter into any composition or similar agreement, or shall suspend the transaction of all or a substantial portion of its usual business.

     SECTION 7.2 REMEDIES. Upon the occurrence of any Event of Default set forth in subsections (a) - (i) of SECTION 7.1 and during the continuance thereof, the Lender may declare the Note and any other amounts owed to the Lender to be immediately due and payable, whereupon the Note and any other amounts owed to the Lender shall forthwith become due and payable. Upon the occurrence of any Event of Default set forth in subsections (j) - (k) of SECTION 7.1, the Note and any other amounts owed to the Lender shall be immediately and automatically due and payable without action of any kind on the part of the Lender or any other holder of the Note. The Borrower expressly waives presentment, demand, notice or protest of any kind in connection herewith. The Lender shall promptly give the Borrower notice of any such declaration pursuant to the first sentence of this
Section 7.2, but failure to do so shall not impair the effectiveness of such declaration. No delay or omission on the part of the Lender or any holder of the
Note in exercising any power or right hereunder or under the Note shall impair such right or power or be construed to be a waiver of any Event of Default or any acquiescence therein, nor shall any single or partial exercise of any power or right hereunder preclude other or further exercise thereof, or the exercise of any other power or right.

                              SECTION 8 DEFINITIONS

     SECTION 8.1   GENERAL. As used herein:

     Debt Service Coverage Ratio shall mean earnings before taxes plus interest expense, rent expense, depreciation expense and amortization expense, minus any amount of capital expenditures not financed by long term debt; divided by contractual principal payments and interest expense (inclusive of indirect contractual principal payments, interest expense, dividend payments and income tax payments).

     Total Liabilities shall mean all indebtedness and other obligations of the Borrower which, in accordance with GAAP, are or should be classified as liabilities on a balance sheet of the Borrower, including capitalized lease obligations and all contingent liabilities of the Borrower.

     GAAP shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or any successor authority) that are applicable to the circumstances as of the date of determination, consistently applied.

     The term "subsidiary" means any corporation, limited liability company, partnership, joint venture, trust, or other legal entity of which the Borrower owns, directly or indirectly, 50% or more of the outstanding voting stock or interest, or of which the Borrower has effective control, whether by contract or otherwise.

     Except as and unless otherwise specifically provided herein, all accounting terms in this Agreement shall have the meanings given to them by generally accepted accounting principles and shall be applied and all reports required by this Agreement shall be prepared, in a manner consistent with the financial statements referred to in Section 4.12.

                             SECTION 9 MISCELLANEOUS

     SECTION 9.1 WAIVER OF DEFAULT. The Lender may, by written notice to the Borrower, at any time and from time to time, waive any Event of Default or unmatured Event of Default, which shall be for such period and subject to such conditions as shall be specified in any such notice. In the case of any such waiver the Lender and the Borrower shall be restored to their former position and rights hereunder and under the Note, respectively, and any Event of Default or unmatured Event of Default so waived shall be deemed to be cured and not continuing; but no such waiver shall extend to or impair any right consequent thereon or to any subsequent or other Event of Default or unmatured Event of Default. No amendment, waiver, modification, discharge or change of this Agreement or any related document or instrument shall be valid unless same is in writing and signed by the party against which enforcement of same is sought.

     SECTION 9.2 NOTICES. All notices and communications under this Agreement shall be in writing and shall be given by (a) hand-delivery, (b) first class mail (postage prepaid), or (c) reputable overnight commercial courier (charges prepaid) to the addresses set forth below. Notice shall be deemed to have been given and received: (i) if by hand delivery, upon delivery; (ii) if by mail, five (5) calendar days after the date first deposited in the United States mail; and (iii) if by overnight courier, on the date scheduled for delivery. A party may change its address for notice by giving written notice to the other party as specified herein:

                  IF TO LENDER:
                  ------------
                  The Doerge Capital Collateralized Bridge Fund, L.P. 30 South Wacker Drive
                  Suite 2112
                  Chicago, Illinois  60606
                  Attention: Mr. Jeff Catuara

                  WITH A COPY TO:
                  --------------
                  Ungaretti & Harris
                  3500 Three First National Plaza
                  Chicago, Illinois 60602
                  Attention:  Gary Levenstein, Esq.

                  IF TO BORROWER:
                  --------------
                  LearnCom, Inc.
                  720 Industrial Drive
                  Bensenville, Illinois  60106
                  Attention:  Mr. Dennis Mola

                  WITH A COPY TO:
                  --------------
                  Shefsky & Froelich, Ltd.
                  444 North Michigan Avenue
                  Suite 2500
                  Chicago, Illinois  60601
                  Attention: Jeffrey A. Melnick, Esq.

     SECTION 9.3 NONWAIVER; CUMULATIVE REMEDIES. No failure to exercise, and no delay in exercising, on the part of the Lender of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Lender herein provided are cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 9.4 SURVIVAL OF AGREEMENTS. All agreements, representations and warranties made herein shall survive the delivery of the Note and the making of the Loan.

     SECTION 9.5 SUCCESSORS. This Agreement shall, upon execution and delivery by the Borrower, and acceptance by the Lender in Chicago, Illinois, become effective and shall be binding upon and inure to the benefit of the Borrower, the Lender and their respective successors and assigns, except that the Borrower may not transfer or assign any of its rights or interest hereunder without the prior written consent of the Lender.

     SECTION 9.6 CAPTIONS. Captions in this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof. References herein to Sections, Schedules, Exhibits or provisions without reference to the document in which they are contained are references to this Agreement.

     SECTION 9.7 SINGULAR AND PLURAL. Unless the context requires otherwise, wherever used herein the singular shall include the plural and vice versa, and the use of one gender shall also denote the others where appropriate.

     SECTION 9.8 COUNTERPARTS. This Agreement may be executed by the parties on any number of separate counterparts, and by each party on separate counterparts; each counterpart shall be deemed an original instrument; and all of the counterparts taken together shall be deemed to constitute one and the same instrument.

     SECTION 9.9 EXPENSES. Borrower shall pay all reasonable costs, expenses and fees (including appraisals, audits, field examinations, environmental site assessments, lien and judgment searches and reasonable counsel fees and expenses) incurred by Lender (i) in connection with the preparation, execution, and delivery hereof and of the other Loan documents and the making of the Loan hereunder in an amount not to exceed $25,000; (ii) in connection with any amendment of, or granting of any waiver or consent under, any Loan documents;
(iii) costs of collection in case any Event of Default occurs; (iv) incident to the enforcement of payment of any obligations of Borrower by any action or participation in, or in connection with, a case or proceeding under any chapter of the U.S. Bankruptcy Code, or any successor statute thereto; and (v) in any dispute between the parties, whether incurred before or after the Loan is paid in full, provided the Lender is successful in such dispute.

     SECTION 9.10 CONSTRUCTION. This Agreement, the Note and any document or instrument executed in connection herewith shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of Illinois, and shall be deemed to have been executed in the State of Illinois.

     SECTION 9.11 SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. TO INDUCE THE LENDER TO MAKE THE LOAN, AS EVIDENCED BY THE NOTE AND THIS AGREEMENT, THE BORROWER IRREVOCABLY AGREES THAT, SUBJECT TO THE LENDER'S SOLE AND ABSOLUTE ELECTION, ALL SUITS, ACTIONS OR OTHER PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT, THE NOTE OR ANY DOCUMENT EXECUTED IN CONNECTION HEREWITH, SHALL BE SUBJECT TO LITIGATION IN COURTS HAVING SITUS WITHIN CHICAGO, ILLINOIS. THE BORROWER HEREBY

CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN SAID CITY AND STATE. THE BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY, TO TRANSFER OR CHANGE THE VENUE OF ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT AGAINST THE BORROWER BY THE LENDER IN ACCORDANCE WITH THIS SECTION, OR TO CLAIM THAT ANY SUCH PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORM.

     SECTION 9.12 LAWFUL INTEREST RATE. Anything contained in this Agreement or in the Note to the contrary notwithstanding, in no event shall Borrower be required to pay interest and/or charges in excess of the maximum permitted by applicable law. Any provision of this Agreement or of the Note requiring any such payment shall be void and unenforceable. Any amount which may be paid in respect of the Loan as interest in excess of the maximum permitted by applicable law shall be credited as a reduction in the unpaid principal balance of the Loan and/or refunded to Borrower at Lender's election.


                            [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                LEARNCOM, INC.


                                By:  /s/ LLOYD SINGER
                                      ----------------
                                Its: President and CEO


                                THE DOERGE CAPITAL COLLATERALIZED BRIDGE
                                FUND, L.P.


                                By: DCM Bridge LLC, a Delaware limited liability
                                    company, its general partner


                                By:      /s/ DAVID DOERGE
                                   ---------------------------------------------
                                Its:     Managing Member